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                                                                   Exhibit 3.4
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTERNATIONAL REALTY GROUP, INC.



         International Realty Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of International Realty Group, Inc., duly called and held, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation changing the name of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be, and it hereby is, amended to restate Article First to read in full as follows:

         "ARTICLE FIRST

         "The name of the corporation is Qualton, Inc."

         SECOND: That thereafter, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Sections 211 and 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.



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         IN WITNESS WHEREOF, International Realty Group, Inc. has caused this certificate to be signed by Pablo Macedo, its President and Secretary on this 17th day of October, 2000.



                                   INTERNATIONAL REALTY GROUP, INC.



                                   BY:  /s/ Pablo Macedo
                                         Pablo Macedo, President and Secretary